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                                                                    EXHIBIT 4.04

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION, OR THE AVAILABILITY OF AN EXEMPTION THEREROM. AS A CONDITION TO ANY OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IN RELIANCE UPON THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION AND QUALIFICATION, THE ISSUER MAY, AT ITS OPTION, REQUIRE AN OPINION OF COUNSEL SATISFACTORY IT TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                                                       Option No. _____


                                COMPREVIEW, INC.
                             STOCK OPTION AGREEMENT

         This Agreement is made and entered into effective as of _________________ by and between CompReview, Inc., a California corporation (the "Corporation") and ________________ ("Optionee").

                                R E C I T A L S

         A. The Corporation has established its 1995 Stock Option Plan (the "Plan").

         B. The Corporation's Board of Directors (the "Board") has approved the execution of this Stock Option Agreement containing the grant of the option herein set forth to Optionee to purchase shares of the Corporation's common stock ("Stock") upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, it is agreed as follows:

         1. Definitions and Incorporation. Unless otherwise defined herein, the terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. Optionee hereby acknowledges receipt of a copy of the Plan.

         2. Grant of Option. The Corporation hereby grants to Optionee as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _____________ shares of Stock (the "Option"), subject to adjustment in accordance with the Plan. It is understood and acknowledged that the Option is NOT intended to qualify and will NOT be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.






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         3.      Option Price.    The price to be paid for Stock upon exercise
of the Option or any part thereof shall be _______ per share (the "Purchase Price").

         4.      Right to Exercise.        Subject to the conditions set forth
in this Agreement, the right to exercise the Option shall accrue in accordance with Schedule 1 attached hereto and hereby incorporated in and made a part hereof. Optionee hereby accepts and agrees to be bound by each and every provision contained in Schedule 1.

         5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement (or exemption therefrom) under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met. Optionee represents and agrees that if Optionee exercises this Option in whole or in part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the Shares issuable upon exercise hereof, and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, (i) Optionee will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution thereof, (ii) that upon each such exercise of this Option, Optionee will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) prior to selling or offering for sale any such shares, Optionee will furnish the Corporation with an opinion of counsel satisfactory to it to the effect that such certificates as to factual matters as it may reasonably request, and (iv) all certificates representing shares of Shares purchased upon the exercise of the Option shall bear the legend to the effect specified in Section 11 hereof and/or such other appropriate legend describing the restrictions applicable to sale or transfer of the Shares. Any other person or persons entitled to exercise this Option under the provision hereof shall furnish to the Corporation letters, opinions and certificates to the same effect as would otherwise be required of Optionee.

         6. Term of Option. The Option shall terminate in any event on the earliest of (a) the 10th anniversary of the date of this Agreement first set forth above, at 11:59 P.M., (b) the expiration of the period described in
Section 7 below, (c) the expiration of the period described in Section 8 below, or (d) the expiration of the period described in Section 9 below.

         7. Exercise Following Termination of Service. If Optionee's service with the Corporation terminates for any reason other than death, Disability, or Retirement, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within the period of three
(3) consecutive months commencing immediately following the date of such termination (but not later than the termination date set forth in Section 6(a) above). The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause or if Optionee upon such termination becomes an employee, director or consultant of any person or entity who is in direct competition with the Corporation. For this purpose, "cause" shall mean (a) the willful breach, habitual neglect, or habitual failure to properly perform the duties Optionee is required to perform as an employee of the Corporation, (b) breach of Optionees obligations and covenants under Section 18 hereof, (c) participation in any fraud or crime against the Corporation; (d) any intentional or willful act or omission that materially injures the Corporation, or was intended to injure the Corporation, as





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determined by the Board, (e) any act of moral turpitude that, in the reasonable judgment of the Board, might damage the Corporation's reputation or otherwise negatively effect the Corporation, (f) any alcohol or drug-related dependence, which, in the reasonable judgement of the Board, may result in the willful breach, habitual neglect, or general inability of Optionee to perform his or her duties as an employee of the Corporation, (g) the conviction of any felony,
(h) misappropriation of assets of the Corporation or any subsidiary, or (i) refusal to carry out the reasonable directions of the Corporation's executive officers or of the Board.

         8. Exercise Following Death or Disability. If Optionee's service with the Corporation terminates by reason of Optionee's death or Disability, or if Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within twelve (12) months after the date of Optionee's death or termination by reason of Disability (but not later than the termination date set forth in Section 6(a) above). In the case of death, the exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the Board.

         9. Exercise Following Retirement. If Optionee's service with the Corporation terminates by reason of the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within three (3) consecutive months after the date of Optionee's retirement (but not later than the termination date set forth in paragraph 6(a) above).

         10. Time of Termination of Service. For the purposes of this Agreement, Optionee's service shall be deemed to have terminated on the earlier of (a) the date when Optionee's service in fact terminated or (b) the date when Optionee gave or received written notice that his service is to terminate.

         11. Nontransferability. Unless the Corporation otherwise consents in writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate.

         All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the following legend:





CompReview, Inc.
Stock Option Agreement                 -3-

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         12. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

         13. Method of Exercise. Each exercise of the Option shall be by means of a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the Purchase Price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the Option.

         The Purchase Price specified in Section 3 above shall be paid in full upon the exercise of the Option (i) by cash, in United States dollars; by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price; (ii) by cancellation of indebtedness owed by the Corporation to Optionee; or (iii) by any combination of the foregoing.

         14. Withholding Taxes. If Optionee is an employee or former employee of the Corporation when all or part of the Option is exercised, the Corporation may require Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the Fair Market Value of the Stock acquired upon exercise.

         15. Issuance of Shares. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the Option has been exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of Optionee, such shares may be issued in the names of Optionee and his spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.





CompReview, Inc.
Stock Option Agreement                 -4-

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         16.     Limitation of Optionee's Rights.  Neither Optionee nor any
person entitled to exercise the Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         17. Consent Required to Transfer. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

         18. Optionee's Covenants. During the term of Optionee's service with the Corporation, Optionee will not (i) undertake planning for or the organization of any business activity competitive with the Corporation's business or combine or cooperate with, or provided assistance to other employees or representatives of the Corporation's business for the purpose of organizing any such competitive business activity; (ii) directly or indirectly, engage in or have any interest in any corporation, partnership, proprietorship, firm, association, person, or other entity (collectively "Business Entity"), whether as an employee, officer, director, agent, security holder, creditor, consultant, contractor or otherwise, that provides goods or services which directly or indirectly compete with the Corporation's goods, services, or business; provided, however, that nothing herein shall prevent Optionee from owning less than 2% of the capital stock of any corporation whose common stock is traded on a national securities exchange or on NASDAQ; or (iii) directly or indirectly, either for Optionee's benefit of for that of any other Business Entity, divert or take away, or attempt to divert or take away, call on or solicit or attempt to call on or solicit, any of the Corporation's customers or clients. During the term of Optionee's service with the Corporation and for a period of two years thereafter, Optionee will not, directly or indirectly, or by action in concert with others (a) hire any person engaged by the Corporation in any capacity (as an employee, agent, independent contractor or otherwise), or (b) induce or influence (or seek to induce or influence) any person who is engaged in any capacity by the Corporation to terminate his or her engagement or employment with the Corporation.

         The covenants in this Section shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which the Corporation transacts its business. To the extent that any covenant shall be judicially unenforceable in any one or more of such counties or states, it shall not be affected with respect to each other county and state, each covenant with respect to each county and state being construed as severable and independent.





CompReview, Inc.
Stock Option Agreement                 -5-
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         19.     Not an Employment Contract.  This Agreement is not an
employment contract and nothing herein shall be deemed to create in any way whatsoever any obligation on the part of Optionee to continue in the employ of the Corporation, or of the Corporation to continue Optionee's employment with the Corporation.

         20. Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to it in care of the Board; any notice to Optionee shall be addressed to him at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

         21. Interpretation. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

         22. Attorney's Fees. In the event of any dispute concerning the subject matter hereof, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees in litigating or otherwise resolving the dispute.

         23. Venue. Any action arising out of any dispute concerning the subject matter hereof shall be brought and maintained in a court of competent jurisdiction in the county in which the Corporation's principal place of business is located at the time of commencement of the action.

         24. Enforcement. The parties agree that a breach of Optionee's covenants hereunder could not adequately by compensated in damages in an action at law and that the Corporation shall be entitled to injunctive relief, which may include, but shall not be limited to, restraining Optionee from taking any action that would breach this Agreement. No remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter available at law or in equity. The election of any one or more remedies by the Corporation shall not constitute a waiver of the right to pursue other available remedies.

         25. Governing Law. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California, without regard to such state's choice of laws or conflict of laws rules.

         26. Entire Agreement. This Agreement and the Plan represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings.





CompReview, Inc.
Stock Option Agreement                 -6-

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the date first above written.

                                       CompReview, Inc.,
                                       a California corporation


                                       By: ____________________________________
                                           Lee Kaaren, Chairman of the Board

                                                       "Optionee"

                                           ____________________________________





CompReview, Inc.
Stock Option Agreement                 -7-

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                                   SCHEDULE 1

                               RIGHT TO EXERCISE

         1. Subject to the conditions set forth in this Agreement, the Option shall become exercisable, and then only as to shares which shall have "vested" as provided in paragraph 2 below, upon the earlier to occur of:

              (a) a consolidation or merger of the Corporation with or into any other corporation or corporations, a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of; or

              (b) the closing of a public offering of the Common Stock of the corporation to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in which the aggregate gross cash proceeds to the Corporation equal or exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and the initial public offering price equals or exceeds Five Dollars ($5.00) per share of Common Stock.

         2. The right to exercise the Option following the occurrence of one of the events specified in paragraph 1 above shall "vest" on the following dates in the percentages indicated, provided that Optionee is still an employee of the Corporation on the applicable vesting date:

                                                        Percentage
From                      To                            Exercisable
----                      --                            -----------



                 [TO BE COMPLETED FOR EACH INDIVIDUAL OPTIONEE]